Outbrain Announces Fourth Quarter and Full Year 2022 Results
New York – March 2, 2023 — Outbrain Inc. (Nasdaq: OB), a leading recommendation platform for the open web, announced today financial results for the quarter and full year ended December 31, 2022.

“We finished the year at the high end of our fourth quarter guidance for Ex-TAC gross profit and beat our guidance for Adjusted EBITDA,” said David Kostman, Outbrain's Co-CEO. “Despite the very challenging macro environment that impacted our results, I am pleased with the strong foundation for future growth our team has built in 2022. We controlled costs starting in Q1 of the year, which drove profitability and free cash flow in the quarter. Our record of global supply wins solidified our position among premium publishers. These market share gains will serve us well as we add more demand from advertisers across the funnel looking for measurable outcomes,” added David.

"In 2022 we broadened our value proposition and deepened our partnerships with premium publishers, including through the introduction of Keystone” added Yaron Galai, Outbrain’s Co-Founder and Co-CEO. “Overall, we are committed to continue building strong partnerships based on product innovation designed to drive results for our partners.”
Fourth Quarter and Full Year 2022 Key Financial Metrics:

	Three Months Ended December 31,				Twelve Months Ended December 31,
(in millions USD, except per share amounts)	2022	2021		% Change	2022	2021	% Change
Revenue	$258.0	$289.7		(11)%	$992.1	$1,015.6	(2)%
Gross profit	48.1	67.5		(29)%	192.7	240.3	(20)%
Net (loss) income	(7.7)	39.0	*	NM	(24.6)	11.0	NM
Net cash provided by (used in) operating activities	17.1	(4.3)		NM	3.8	56.8	(93)%
Non-GAAP Financial Data**
Ex-TAC gross profit	59.2	76.7		(23)%	234.8	272.1	(14)%
Adjusted EBITDA	7.1	23.9		(70)%	26.3	88.9	(70)%
Adjusted net (loss) income	(7.2)	11.8		NM	(23.6)	45.5	NM
Free cash flow	11.5	(13.1)		NM	(22.1)	36.7	NM
_________________________
* Net income for the three months ended December 31, 2021 includes, among other items, a one-time $31.8 million tax benefit due to a release of the valuation allowance on certain U.S. deferred tax assets.
** See non-GAAP reconciliations below
NM Not meaningful

Fourth Quarter 2022 Highlights:
•Revenue of $258.0 million, a decrease of $31.7 million, or 11%, compared to $289.7 million in the prior year period. Revenue decreased 6.9% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $11.7 million. The reported decrease was driven by lower revenue of approximately $75.3 million due to net revenue retention of 74% on existing media partners, as we have experienced lower yields mainly due to weaker demand on our platform, primarily as a result of the current macroeconomic conditions and the impact on advertising spend, as well as due to unfavorable foreign currency effects. This decrease was partially offset by approximately $45.5 million, or 16%, of growth from new media partners1.
•Gross profit of $48.1 million, a 29% year-over-year decrease, compared to $67.5 million in the prior year period. Gross profit decreased 26% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $1.5 million.
•Ex-TAC gross profit of $59.2 million, a 23% year-over-year decrease, compared to $76.7 million in the prior year period. Ex-TAC gross profit decreased 21% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $1.5 million. The decrease in Ex-TAC Gross Profit was primarily driven by lower revenue levels, an unfavorable revenue mix and lower performance from certain deals.
•Net loss of $7.7 million, compared to net income of $39.0 million in the prior year period, which included a one-time tax benefit of $31.8 million in the fourth quarter of 2021 due to a release of the valuation allowance on certain U.S. deferred tax assets. See non-GAAP reconciliations below.
•Adjusted net loss of $7.2 million compared to adjusted net income of $11.8 million in the prior year period.
•Adjusted EBITDA of $7.1 million compared to $23.9 million in the prior year period, primarily reflecting lower Ex-TAC gross profit. Adjusted EBITDA in the current year period included net favorable foreign currency effects of approximately $2.2 million.
•Cash provided by operating activities was $17.1 million in the period; free cash flow was $11.5 million. Cash, cash equivalents and investments in marketable securities were $351.2 million, comprised of cash and cash equivalents of $105.6 million and investments of $245.6 million as of December 31, 2022. Our balance sheet as of December 31, 2022 also included convertible notes of $236.0 million.

Full Year 2022 Highlights:
•Revenue of $992.1 million, a decrease of $23.5 million, or 2%, compared to $1,015.6 million in the prior year period. Revenue increased 1.9% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $42.7 million.
•Gross profit of $192.7 million, a 20% year-over-year decrease, compared to $240.3 million in the prior year period. Gross profit decreased 17% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $6.6 million.
•Ex-TAC gross profit of $234.8 million, a 14% year-over-year decrease, compared to $272.1 million in the prior year period. Ex-TAC gross profit decreased 11% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $6.6 million.

•Net loss of $24.6 million, including net one-time expenses of $1.0 million, compared to net income of $11.0 million, including net one-time expenses of $34.5 million in the prior year. See non-GAAP reconciliations below.
•Adjusted net loss of $23.6 million compared to adjusted net income of $45.5 million in the prior year.
•Adjusted EBITDA of $26.3 million compared to $88.9 million in the prior year period. Adjusted EBITDA included net favorable foreign currency effects of approximately $3.4 million.
•Generated $3.8 million of net cash from operating activities; free cash flow was a use of cash of $22.1 million.
Share Repurchases
During 2022, we fully utilized our $30 million share repurchase program authorized in February 2022 and repurchased 6,389,129 shares of our common stock.
On December 14, 2022, the Company’s Board of Directors authorized a new $30 million share repurchase program. The Company believes it is an attractive way to enhance shareholder value under current market conditions.
The timing and actual number of shares repurchased under the program will depend on a variety of factors, including price, general business and market conditions, and other investment opportunities. Shares may be repurchased through privately negotiated transactions, or open market purchases, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Exchange Act. The share repurchase program does not obligate Outbrain to acquire any particular amount of common stock, and the program and repurchases under the program may be commenced, suspended or terminated, as applicable, at any time by the Company at its discretion without prior notice.
2023 Full Year and First Quarter Guidance
The following forward-looking statements reflect our expectations for 2023. For the first quarter ending March 31, 2023, we expect:
•Ex-TAC gross profit of $50 million to $52 million
•Adjusted EBITDA of $(2.5) million to breakeven
For the full year ending December 31, 2023, we expect:
•Ex-TAC gross profit of at least $237 million
•Adjusted EBITDA of at least $28 million
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.

________________________________
1 We calculate media partner net revenue retention at the end of each quarter by starting with revenue generated on media partners’ properties in the same period in the prior year, “Prior Period Retention Revenue.” We then calculate the revenue generated on these same media partners’ properties in the current period, “Current Period Retention Revenue.” Current Period Retention Revenue reflects any expansions within the media partner relationships, such as any additional placements or properties on which we extend our recommendations, as well as contraction or attrition. Our media partner net revenue retention in a quarter equals the Current Period Retention Revenue divided by the Prior Period Retention Revenue. These amounts exclude certain revenue adjustments and revenue recognized on a net basis. New media partners are defined as those relationships in which revenue was not generated in the prior year period, except for limited instances where residual revenue was generated on a media partner’s properties. In such instances, the residual revenue would be excluded from net revenue retention above.
Conference Call and Webcast Information
Outbrain will host an investor conference call this morning, Thursday, March 2nd at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-407-9208 or for international callers, 1-201-493-6784. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13736078. The replay will be available until March 16, 2023. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends and allocate our resources: Ex-TAC gross profit, Adjusted EBITDA, free cash flow, adjusted net (loss) income and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information, should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net (loss) income, diluted EPS or cash flows from operating activities presented in accordance with U.S. GAAP.

Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate constant currency measures and foreign currency impacts by translating the current year’s reported amounts into comparable amounts using the prior year’s exchange rates. All constant currency financial information being presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.

The Company is also providing fourth quarter and full year 2022 guidance on a non-GAAP basis. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, as well as Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information, should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net (loss) income before charges related to exchange of senior notes upon IPO; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, charges related to the exchange of senior notes upon IPO, merger and acquisition costs, certain IPO and public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.

We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Adjusted Net (Loss) Income and Adjusted Diluted EPS
Adjusted net (loss) income is a non-GAAP financial measure, which is defined as net (loss) income excluding items that we do not consider indicative of our core operating performance, including but not limited to, charges related to the exchange of senior notes upon IPO, the cumulative incremental stock-based compensation expense impact for awards with an IPO performance condition, merger and acquisition costs, certain IPO related costs, deferred tax asset valuation allowance release, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net (loss) income, as defined above, is also presented on a per diluted share basis. We present adjusted net (loss) income and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net (loss) income or adjusted diluted EPS should not be considered in isolation or as a substitute for net (loss) income or diluted earnings per share reported in accordance with GAAP.
Free Cash Flow
Free cash flow is defined as cash flow from operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including but not limited to: overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing conflict between Russia and Ukraine, supply chain issues, inflationary pressures, labor market volatility, and the pace of recovery or any resurgences of the COVID-19 pandemic; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict user engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; significant fluctuations in currency exchange rates; failures or loss of the hardware, software and infrastructure on which we rely, or security breaches; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; and the risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed for the year ended December 31, 2021, as updated in our Quarterly Reports and in subsequent reports we file with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
About Outbrain
Outbrain (Nasdaq: OB) is a leading recommendation platform for the open web. Our technology enables 10 billion daily recommendations to consumers across more than 7,000 online properties and connects advertisers to these audiences to grow their business. Founded in 2006, Outbrain is headquartered in New York with offices in 17 cities worldwide.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)
Revenue	$257,966	$289,669	$992,082	$1,015,630
Cost of revenue:
Traffic acquisition costs	198,724	212,973	757,321	743,579
Other cost of revenue	11,153	9,236	42,108	31,791
Total cost of revenue	209,877	222,209	799,429	775,370
Gross profit	48,089	67,460	192,653	240,260
Operating expenses:
Research and development	9,462	11,608	40,320	39,169
Sales and marketing	26,447	28,685	108,816	95,786
General and administrative	15,850	18,130	57,065	70,749
Total operating expenses	51,759	58,423	206,201	205,704
(Loss) income from operations	(3,670)	9,037	(13,548)	34,556
Other income (expense), net:
Charges related to exchange of senior notes upon IPO	—	—	—	(42,049)
Interest expense	(1,877)	(1,949)	(7,625)	(3,964)
Interest income and other income (expense), net	4,310	(1,100)	2,600	(3,078)
Total other income (expense), net	2,433	(3,049)	(5,025)	(49,091)
(Loss) income before provision (benefit) for income taxes	(1,237)	5,988	(18,573)	(14,535)
Provision (benefit) for income taxes	6,512	(32,966)	6,008	(25,530)
Net (loss) income	$(7,749)	$38,954	$(24,581)	$10,995

Weighted average shares outstanding:
Basic	52,458,327	57,457,401	55,615,385	35,159,757
Diluted	52,458,327	69,103,927	55,615,385	53,894,347

Net (loss) income per common share:
Basic	($0.15)	$0.68	($0.44)	$0.31
Diluted	($0.15)	$0.58	($0.44)	$0.20

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	December 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$105,580	$455,397
Short-term investment in marketable securities	166,905	—
Accounts receivable, net of allowances	181,258	192,814
Prepaid expenses and other current assets	46,761	27,873
Total current assets	500,504	676,084
Non-current assets:
Long-term investments in marketable securities	78,761	—
Property, equipment and capitalized software, net	39,890	28,008
Operating lease right-of-use assets, net	11,065	—
Intangible assets, net	24,574	5,719
Goodwill	63,063	32,881
Deferred tax assets	35,735	32,867
Other assets	27,556	20,331
TOTAL ASSETS	$781,148	$795,890
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$147,653	$160,790
Accrued compensation and benefits	19,662	23,331
Accrued and other current liabilities	126,092	99,590
Deferred revenue	6,698	4,784
Total current liabilities	300,105	288,495
Non-current liabilities:
Long-term debt	236,000	236,000
Operating lease liabilities, non-current	8,445	—
Other liabilities	18,812	14,620
TOTAL LIABILITIES	$563,362	$539,115

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − 1,000,000,000 shares authorized, 60,175,020 shares issued and 52,226,745 shares outstanding as of December 31, 2022; 1,000,000,000 shares authorized, 58,015,075 share issued and 56,701,394 shares outstanding as of December 31, 2021.	60	58
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	455,831	434,945
Treasury stock, at cost − 7,948,275 shares as of December 31, 2022 and 1,313,681 shares as of December 31, 2021	(49,168)	(16,504)
Accumulated other comprehensive loss	(9,913)	(4,474)
Accumulated deficit	(179,024)	(157,250)
TOTAL STOCKHOLDERS’ EQUITY	217,786	256,775
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$781,148	$795,890

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(7,749)	$38,954	$(24,581)	$10,995
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,064	2,431	11,125	7,499
Amortization of capitalized software development costs	2,479	2,200	9,540	8,441
Amortization of intangible assets	1,560	843	6,254	3,530
Stock-based compensation	2,865	4,911	11,660	26,307
Charges related to exchange of senior notes upon IPO	—	—	—	42,049
Non-cash operating lease expense	1,085	—	4,309	—
Provision for credit losses	1,082	457	3,291	2,647
Deferred income taxes	4,510	(30,892)	(3,853)	(31,810)
Other	(1,983)	1,431	(644)	3,433
Changes in operating assets and liabilities:
Accounts receivable	(11,510)	(32,098)	5,283	(31,496)
Prepaid expenses and other current assets	(11,440)	411	(20,394)	(9,975)
Accounts payable and other current liabilities	40,382	18,590	7,965	36,106
Operating lease liabilities	(1,204)	—	(4,246)	—
Deferred revenue	280	(698)	2,184	(667)
Other non-current assets and liabilities	(6,341)	(10,855)	(4,080)	(10,297)
Net cash provided by (used in) operating activities	17,080	(4,315)	3,813	56,762

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	—	—	(45,151)	—
Purchases of property and equipment	(2,524)	(5,858)	(13,375)	(9,743)
Capitalized software development costs	(3,076)	(2,877)	(12,569)	(10,311)
Purchases of marketable securities	(53,167)	—	(262,171)	—
Proceeds from maturities of marketable securities	15,500	—	15,500	—
Other	(49)	(6)	(132)	(47)
Net cash used in investing activities	(43,316)	(8,741)	(317,898)	(20,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from IPO common stock issuance, net of underwriting costs	—	—	—	148,800
Payment of initial public offering transaction costs	—	—	—	(3,695)
Proceeds from issuance of debt	—	—	—	200,000
Payment of deferred financing costs	—	(589)	—	(6,656)
Proceeds from exercise of common stock options and warrants	211	946	4,155	5,939
Treasury stock repurchases and share withholdings on vested awards	(6,774)	(13,488)	(32,664)	(14,154)
Principal payments on capital lease obligations	(608)	(1,018)	(3,190)	(4,340)
Net cash (used in) provided by financing activities	(7,171)	(14,149)	(31,699)	325,894

Effect of exchange rate changes	1,132	(52)	(4,043)	(1,030)

Net (decrease) increase in cash, cash equivalents and restricted cash	$(32,275)	$(27,257)	$(349,827)	$361,525
Cash, cash equivalents and restricted cash — Beginning	138,040	482,849	455,592	94,067
Cash, cash equivalents and restricted cash — Ending	$105,765	$455,592	$105,765	$455,592

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands, except for share and per share data)
(Unaudited)

The following table presents the reconciliation of Gross profit to Ex-TAC Gross Profit, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$257,966	$289,669	$992,082	$1,015,630
Traffic acquisition costs	(198,724)	(212,973)	(757,321)	(743,579)
Other cost of revenue	(11,153)	(9,236)	(42,108)	(31,791)
Gross profit	48,089	67,460	192,653	240,260
Other cost of revenue	11,153	9,236	42,108	31,791
Ex-TAC Gross Profit	$59,242	$76,696	$234,761	$272,051

The following table presents the reconciliation of net (loss) income to Adjusted EBITDA, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(7,749)	$38,954	$(24,581)	$10,995
Interest expense	1,877	1,949	7,625	3,964
Interest income and other income (expense), net	(4,310)	1,100	(2,600)	3,078
Charges related to exchange of senior notes upon IPO	—	—	—	42,049
Provision (benefit) for income taxes	6,512	(32,966)	6,008	(25,530)
Depreciation and amortization	7,103	5,474	26,919	19,470
Stock-based compensation(1)	2,865	4,911	11,660	26,307
Regulatory matter costs, net of insurance proceeds	324	2,551	(1,875)	6,361
Merger and acquisition, public company implementation costs(2)	473	1,890	2,515	2,190
Severance costs	21	—	603	—
Adjusted EBITDA	$7,116	$23,863	$26,274	$88,884

Net Income as % of Gross Profit	(16.1)%	57.7%	(12.8)%	4.6%
Adjusted EBITDA as % of Ex-TAC Gross Profit	12.0%	31.1%	11.2%	32.7%

_______________________________________________
(1)Expense for the year ended December 31, 2021 includes $16.5 million one-time cumulative incremental stock-based compensation expense impact for awards with an IPO performance condition.
(2)Primarily includes costs related to our initial public offering, public company implementation costs and costs related to our acquisition of vi in January 2022.

The following table presents the reconciliation of net income and diluted EPS to adjusted net income and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(7,749)	$38,954	$(24,581)	$10,995
Adjustments:
Charges related to exchange of senior notes upon IPO	—	—	—	42,049
IPO related stock-based compensation (1)	—	—	—	16,468
Regulatory matter costs	324	2,551	(1,875)	6,361
Merger and acquisition, public company implementation costs(2)	473	1,890	2,515	2,190
Severance costs	21	—	603	—
Total adjustments, before tax	818	4,441	1,243	67,068
Income tax effect	(233)	239	(281)	(771)
Valuation allowance release (3)	—	(31,788)	—	(31,788)
Total adjustments, after tax	585	(27,108)	962	34,509
Adjusted net (loss) income	$(7,164)	$11,846	$(23,619)	$45,504

Adjusted net (loss) income	$(7,164)	$11,846	$(23,619)	$45,504
Add: interest on convertible debt	—	1,741	—	3,094
Adjusted net (loss) income attributable to common stockholders used to compute adjusted net income per common share	$(7,164)	$13,587	$(23,619)	$48,598

Weighted average shares used to compute diluted net income per common share	52,458,327	69,103,927	55,615,385	53,894,347
Convertible debt (4)	—	—	—	3,957,041
Adjusted weighted average shares used to compute adjusted diluted net income per common share	52,458,327	69,103,927	55,615,385	57,851,388

Diluted net (loss) income per common share - reported	$(0.15)	$0.58	$(0.44)	$0.20
Adjustments, after tax	0.01	(0.38)	0.02	0.64
Diluted net (loss) income per common share - adjusted	$(0.14)	$0.20	$(0.42)	$0.84
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(1)Expense for the year ended December 31, 2022 includes $16.5 million one-time cumulative incremental stock-based compensation expense impact for awards with an IPO performance condition.
(2)Primarily includes costs related to our initial public offering, public company implementation costs and costs related to our acquisition of vi in January 2022.
(3)2021 periods reflect a significant one-time tax benefit due to a release of the valuation allowance on certain U.S. deferred tax assets.
(4)The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible senior notes. Reported and adjusted weighted average shares used to compute reported and adjusted diluted earnings per share for the three months ended December 31, 2021 include the dilutive effect of convertible senior notes of 9,440,000 shares. Reported weighted average shares used to compute reported diluted earnings per share for both periods in 2022 and the year ended December 31, 2021 do not include the effect of convertible senior notes of 9,440,00 because they were antidilutive. Adjusted diluted earnings per share for the year ended December 31, 2021 includes the dilutive effect of convertible senior notes from the date of issuance.

The following table presents the reconciliation of net cash provided by (used in) operating activities to free cash flow, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$17,080	$(4,315)	$3,813	$56,762
Purchases of property and equipment	(2,524)	(5,858)	(13,375)	(9,743)
Capitalized software development costs	(3,076)	(2,877)	(12,569)	(10,311)
Free cash flow	$11,480	$(13,050)	$(22,131)	$36,708